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                                                                   EXHIBIT 10(s)

                          THIRD AMENDMENT TO REVOLVING
                           CREDIT AND TERM AGREEMENT



         This Third Amendment To Revolving Credit and Term Loan Agreement (this "Third Amendment") is made by and among PMB Enterprises West, Inc., a New Mexico corporation, and First Interstate Bank of Texas, N.A.

         WHEREAS, the parties entered into that one certain Revolving Credit and Term Loan Agreement dated February 16, 1994 (the Revolving Credit and Term Loan Agreement dated February 16, 1994 and all amendments thereto and restatements thereof are hereinafter collectively referred to as the "Loan Agreement"); and

         WHEREAS, the parties entered into that one certain First Amendment To Revolving Credit and Term Loan Agreement dated February 9, 1995; and

         WHEREAS, the parties entered into that one certain Second Amendment to Revolving Credit and Term Loan Agreement dated May 9, 1995; and

         WHEREAS, the parties desire to amend the Loan Agreement in certain respects.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the parties as follows:

                                       1.

         The definition of Net Cash Flow in Article I is amended to read in its entirety as follows:

                 "Net Cash Flow" shall mean at any time the sum of Consolidated Net Income, depreciation, amortization and sixty six percent (66%) of the restructuring charge incurred in June 1995 in the total amount of $7,572,000 less an amount equal to four (4) times the aggregate amount
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         of the most recent quarterly Dividend declared by the Board of
         Directors of Company.

                                       2.

         New Sections 6.02(g), 6.02(h), 6.02(i), 6.02(j) and 6.02(k) are added to the Loan Agreement which shall read in their entirety as follows:


         (g) Deeds of Trust. Deeds of trust and mortgages covering all real property owned by Company or any of its Affiliates;

         (h) Environmental Indemnity Agreement. Environmental Indemnity Agreement relating to all real property owned by Company or any of its Affiliates;

         (i) Insurance Policies. Copies of insurance policies covering all real and personal property owned by Company or any of its Affiliates reflecting Bank as mortgagee;

         (j) Security Agreements. Security Agreements covering all assets owned by Company and each of its Affiliates; and

         (k) Financing Statements. Financing statements covering all assets of Company and each of its Affiliates.

                                       3.

         Section 9.01 of the Loan Agreement is amended to read in its entirety as follows:

                 9.01 Funded Debt to Net Cash Flow. Permit the ratio of Funded Debt as of the end of any calendar month to Net Cash Flow of Pancho's Mexican Buffet, Inc. and its Subsidiaries for the 12-month period then ending to be greater than 2.8 to 1.0 at any time on or before December 31, 1995 or to be greater than 2.5 to 1.0 at any time after December 31, 1995.





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                                       4.

         Company agrees to deliver to Bank each of the following at or prior to the time of execution of this Third Amendment, all in form and substance satisfactory to Bank:

         (1) Deeds of Trust. Deeds of trust and mortgages covering all real property owned by Company or any of its Affiliates;

         (2) Environmental Indemnity Agreement. Environmental Indemnity Agreement relating to all real property owned by Company or any of its Affiliates;

         (3) Environmental Questionnaires. Environmental questionnaire relating to all real property owned by Company or any of its Affiliates.

         (4) Insurance Policies. Copies of insurance policies covering all real and personal property owned by Company or any of its Affiliates reflecting Bank as mortgagee;

         (5) Security Agreements. Security Agreements covering all assets owned by Company and each of its Affiliates;

         (6) Financing Statements. Financing statements covering all assets of Company and each of its Affiliates; and

         (7) Resolutions of Company and its Affiliates. Resolutions authorizing the execution of this Third Amendment and each deed of trust, mortgage, security agreement and financing statement required under the terms of the Loan Agreement and an incumbency certificate.





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                                       4.

         New Sections 8.16, 8.17 and 8.18 are added to the Loan Agreement which shall read in their entirety as follows:

                 8.16  Appraisals.   Company shall furnish to Bank appraisals
         in form and from appraisers satisfactory to Bank relating to all real property owned by Company or any of its Affiliates on or before December 31, 1995.


                 8.17 Paid Tax Receipts. Company shall furnish to Bank annually paid tax receipts or other evidence satisfactory to Bank reflecting that all ad valorem taxes with respect to all real property owned by Company or any of its Affiliates have been paid in full.

                 8.18 Environmental Reports. At the request of Bank, Company, at the expense of Company, shall from time to time promptly furnish to Bank environmental reports in form satisfactory to Bank relating to real property owned by Company or any of its subsidiaries.

                                       5.

         Except as amended by the First Amendment, the Second Amendment and this Third Amendment, the Loan Agreement is ratified and confirmed and shall remain in full force and effect.

                                       6.

         Borrower agrees to pay any and all costs and expenses incurred by Bank in connection with this Third Amendment (including, but not limited to, any and all appraisal fees, cost of title searches, costs of environmental reports, recording fees, conveyance fees and reasonable attorneys fees) within ten (10) days of the date of any invoice for such costs and expenses. Borrower, at Borrower's expense, agrees to promptly execute and deliver to Bank upon request any and all other and further documents, agreements and instruments as may be requested by Bank in connection with or relating to this Third Amendment and the Loan Agreement or as may be necessary to correct any omissions or defects in the documents, agreements or instruments delivered to Bank in connection therewith.





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                                       7.

         This Third Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                                       8.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


         Executed to be effective as of September 29, 1995.



                                        PMB ENTERPRISES WEST, INC.



                                        By:  /s/ SAMUEL L. CARLSON
                                             ----------------------------------
                                             Samuel L. Carlson, Senior Vice
                                                 President

                                                                        BORROWER




                                        FIRST INTERSTATE BANK OF TEXAS, N.A.



                                        By:  /s/ KIMBERLY K. WHITE
                                             ----------------------------------
                                             Kimberly K. White, Assistant Vice
                                                President


                                                                            BANK





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